February 7, 1997


Board of Directors
360(degree) Communications Company
8725 W. Higgins Road
Chicago, IL 60631-2702

Re: 360(degree) Communications Company
      Registration Statement on Form S-3

Ladies and Gentlemen:

         As Senior Vice President, General Counsel and Secretary of 360(degree) Communications Company, a Delaware corporation (the "Company"), I have participated in the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on the date hereof relating to the proposed offer and sale from time to time by the Company of up to $500,000,000 in aggregate initial offering price of the Company's unsecured senior debt securities (the "Debt Securities") and/or warrants to purchase Debt Securities (the "Warrants," and collectively with the Debt Securities, the "Securities"). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on December 10, 1996 (the "Resolutions"). The Debt Securities will be issued under an indenture (the "Indenture") to be entered into between the Company and Citibank, N.A., as Trustee. The Warrants will be issued under separate warrant agreements (the "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent").

         I have examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express the opinions set forth below.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Indenture, when the final terms thereof have been established and duly approved in accordance with the Resolutions and when duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms; and the Debt Securities, when the final terms of any particular series thereof have been established and duly approved in accordance with the Resolutions and when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and in any prospectus supplement to the prospectus included therein (the "Prospectus Supplement") relating to such Debt Securities and duly executed by the


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Company and authenticated by the Trustee in accordance with the Indenture,  will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and such Debt Securities will be entitled to the benefits of the Indenture.

         2. Each Warrant Agreement, when the final terms thereof have been established and duly approved in accordance with the Resolutions and when duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the Warrant Agent, will constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms; and the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus Supplement relating to such Warrants and when duly executed by the Company and countersigned by the Warrant Agent in accordance with the related Warrant Agreement, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Indenture and the Debt Securities, and the Warrant Agreement and the Warrants, may be subject to (i) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles at law or in equity (regardless of whether such enforcement is sought in a proceeding at law or in equity) and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference made to me under the heading "Legal Opinions" set forth in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Kevin C. Gallagher
Senior Vice President, General
Counsel and Secretary

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